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      EX-24.2

             INDEPENDENT AUDITOR'S REPORT



                                                                    Exhibit 24.2

     To the Stockholders and Board of Directors of Ness Energy International, Inc.

     We consent to the use of our Independent Auditor's Report dated September 30, 2000 and accompanying financial statements of Ness Energy International, Inc. for the year ended December 31, 1999. This Report will be included in the Form S-8, which is to be filed with the Securities and Exchange Commission for Ness Energy International, Inc.


     Weaver and Tidwell, L.L.P.
     Certified Public Accountants
     Ft. Worth, Texas
     March 15, 2001